Exhibit 99 (a)

Bank of Granite	NEWS
C O R P O R A T I O N

FOR RELEASE:	October 10, 2006
BANK OF GRANITE CORPORATION REPORTS RECORD
EARNINGS FOR THIRD QUARTER OF 2006
     Bank of Granite Corporation (NASDAQ: GRAN) reported record earnings for the third quarter of 2006. Net income increased 10.6% to $4.58 million for the quarter ended September 30, 2006 compared to $4.14 million for the comparable quarter of 2005. On a diluted earnings per share basis, the Company earned $0.29 per share in the third quarter of 2006 compared to $0.25 per share in the third quarter of 2005, an increase of 16%. For the nine-months ended September 30, 2006, net income increased 20.1% to $13.49 million compared to $11.23 million for the comparable nine-month period of 2005. On a diluted earnings per share basis, the Company earned $0.84 per share for the first nine months of 2006 compared to $0.68 per share in the comparable period of 2005, an increase of 23.5%. Earnings per share for the 2005 periods have been restated for the five-for-four stock split distributed in September of 2006.
     The earnings growth also resulted in improvement in some of the Company’s key performance ratios. The annualized return on average assets (ROA) was 1.55% in the third quarter of 2006 compared to 1.52% in the third quarter of 2005, while the annualized return on average equity (ROE) was 12.62% compared to 11.73% for the same periods. The Company’s efficiency ratio for the third quarter was 49.31% in 2006 compared to 48.92% in 2005.
     The Company ended the third quarter of 2006 with total assets of $1.18 billion, total loans of $0.89 billion, and total deposits of $0.95 billion. Total assets grew 6.7%, loans grew 8.3%, and deposits grew 8.1% since the third quarter of 2005. Total assets, total loans, and total deposits were all at record levels at the end of the quarter.
     Charles Snipes, Chairman and Chief Executive Officer, continued to attribute the third quarter earnings improvement to growth in loans and deposits and to an improved net interest margin, which was helped by the Federal Reserve’s increases in its overnight interest rate over the past twelve months. Snipes said Bank of Granite enjoyed the loan and deposit growth in both the Bank’s legacy and newer markets, and he cited his banking team’s focus on relationship banking as the primary reason for the growth. Snipes gave special thanks to the Company’s employees for making these results possible.
     Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select Market SM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage. Bank of Granite operates twenty-two full-service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in these counties as well as in Cumberland, Guilford, and Rowan counties.
* * * * *
Please see the attached supplemental “Financial Data” tables.
For further information, contact Kirby Tyndall, Chief Financial Officer at
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

PO Box 128	www.bankofgranite.com
Granite Falls, NC 28630

Bank of Granite Corporation
Selected Financial Data

		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	(in thousands except per share data)	2006	2005	% change	2006	2005	% change
	Consolidated earnings summary:
	Interest income, taxable equivalent	$22,683	$18,170	24.8%	$64,430	$50,046	28.7%
	Interest expense	8,653	5,361	61.4%	22,790	14,125	61.3%

	Net interest income, taxable equivalent	14,030	12,809	9.5%	41,640	35,921	15.9%
	Taxable equivalent adjustment	237	276	-14.1%	759	876	-13.4%

	Net interest income	13,793	12,533	10.1%	40,881	35,045	16.7%
	Loan loss provision	1,388	1,602	-13.4%	4,537	3,724	21.8%
	Noninterest income	3,184	3,338	-4.6%	9,479	8,948	5.9%
	Noninterest expense	8,488	7,899	7.5%	24,917	23,149	7.6%

	Income before income taxes	7,101	6,370	11.5%	20,906	17,120	22.1%
	Income taxes	2,519	2,231	12.9%	7,415	5,887	26.0%

	Net income	$4,582	$4,139	10.7%	$13,491	$11,233	20.1%

	Earnings per share — Basic*	$0.29	$0.25	16.0%	$0.84	$0.68	23.5%
	Earnings per share — Diluted*	0.29	0.25	16.0%	0.84	0.68	23.5%

	Average shares — Basic*	16,017	16,334	-1.9%	16,057	16,472	-2.5%
	Average shares — Diluted*	16,072	16,392	-2.0%	16,111	16,528	-2.5%

Consolidated balance sheet data at September 30:
	Total assets				$1,184,469	$1,110,546	6.7%
	Total deposits				950,544	879,136	8.1%
	Loans (gross)				887,218	819,180	8.3%
	Shareholders’ equity				146,033	140,157	4.2%

	Consolidated average balance sheet data:
	Total assets	$1,174,606	$1,078,832	8.9%	$1,144,267	$1,056,519	8.3%
	Total deposits	942,103	845,567	11.4%	913,912	807,815	13.1%
	Loans (gross)	874,656	815,880	7.2%	863,727	802,789	7.6%
	Shareholders’ equity	143,992	139,987	2.9%	142,189	140,283	1.4%

	Consolidated performance ratios:
	Return on average assets**	1.55%	1.52%		1.58%	1.42%
	Return on average equity**	12.62%	11.73%		12.69%	10.71%
	Efficiency ratio	49.31%	48.92%		48.74%	51.59%

	Consolidated asset quality data and ratios:
	Nonaccruing loans				$9,012	$5,514	63.4%
	Accruing loans 90 days past due				4,319	1,917	125.3%

	Nonperforming loans				13,331	7,431	79.4%
	Foreclosed properties				1,217	1,391	-12.5%

	Nonperforming assets				14,548	8,822	64.9%

	Allowance for loan losses				14,921	12,868	16.0%

	Loans charged off				4,063	4,725	-14.0%
	Recoveries of loans charged off				523	205	155.1%

	Net loan charge-offs (recoveries)				3,540	4,520	-21.7%

	Net charge-offs to average loans**				0.55%	0.75%
	Nonperforming loans to total assets				1.13%	0.67%
	Allowance coverage of nonperforming loans				111.93%	173.17%
	Allowance for loan losses to gross loans				1.68%	1.57%
	Allowance for loan losses to net loans				1.71%	1.60%

	Subsidiary earnings summary:
Bank of Granite	Net interest income	$13,232	$11,739	12.7%	$39,135	$32,890	19.0%
	Loan loss provision	1,376	1,590	-13.5%	4,501	3,700	21.6%
	Noninterest income	2,059	2,058	0.0%	6,238	5,806	7.4%
	Noninterest expense	6,712	6,023	11.4%	19,592	17,907	9.4%
	Income taxes	2,407	2,122	13.4%	7,195	5,696	26.3%
	Net income	4,796	4,062	18.1%	14,085	11,393	23.6%

Granite Mortgage	Net interest income	$861	$892	-3.5%	$2,460	$2,401	2.5%
	Loan loss provision	12	12	0.0%	36	24	50.0%
	Noninterest income	1,125	1,148	-2.0%	3,124	3,010	3.8%
	Noninterest expense	1,694	1,760	-3.8%	4,998	4,916	1.7%
	Income taxes	112	109	2.8%	220	190	15.8%
	Net income	168	159	5.7%	330	281	17.4%

*	Prior period amounts restated for the 5-for-4 stock split distributed in September 2006.

**	Annualized based on number of days in the period.
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Bank of Granite Corporation
Supplemental Quarterly Financial Data

		Quarters Ended
		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	(in thousands except per share data)	2006	2006	2006	2005	2005
	Consolidated earnings summary:
	Interest income, taxable equivalent	$22,683	$21,738	$20,009	$19,264	$18,170
	Interest expense	8,653	7,516	6,621	6,048	5,361

	Net interest income, taxable equivalent	14,030	14,222	13,388	13,216	12,809
	Taxable equivalent adjustment	237	254	269	275	276

	Net interest income	13,793	13,968	13,119	12,941	12,533
	Loan loss provision	1,388	1,915	1,235	1,470	1,602
	Noninterest income	3,184	3,294	3,001	2,963	3,338
	Noninterest expense	8,488	8,384	8,043	8,665	7,899

	Income before income taxes	7,101	6,963	6,842	5,769	6,370
	Income taxes	2,519	2,501	2,395	1,992	2,231

	Net income	$4,582	$4,462	$4,447	$3,777	$4,139

	Earnings per share — Basic*	$0.29	$0.28	$0.28	$0.23	$0.25
	Earnings per share — Diluted*	0.29	0.28	0.28	0.23	0.25

	Average shares — Basic*	16,017	16,058	16,098	16,240	16,334
	Average shares — Diluted*	16,072	16,108	16,153	16,295	16,392

	Consolidated ending balance sheet data:
	Total assets	$1,184,469	$1,176,472	$1,150,798	$1,106,724	$1,110,546
	Total deposits	950,544	945,665	919,019	879,111	879,136
	Loans (gross)	887,218	876,879	856,470	832,447	819,180
	Shareholders’ equity	146,033	142,045	140,641	139,848	140,157

	Consolidated average balance sheet data:
	Total assets	$1,174,606	$1,144,205	$1,113,991	$1,099,276	$1,078,832
	Total deposits	942,103	913,170	886,464	869,572	845,567
	Loans (gross)	874,656	869,151	847,372	827,409	815,880
	Shareholders’ equity	143,992	142,160	140,416	140,031	139,987

	Consolidated performance ratios:
	Return on average assets**	1.55%	1.56%	1.62%	1.36%	1.52%
	Return on average equity**	12.62%	12.59%	12.84%	10.70%	11.73%
	Efficiency ratio	49.31%	47.86%	49.08%	53.56%	48.92%

	Consolidated asset quality data and ratios:
	Nonaccruing loans	$9,012	$7,635	$6,627	$6,424	$5,514
	Accruing loans 90 days past due	4,319	3,603	3,616	4,208	1,917

	Nonperforming loans	13,331	11,238	10,243	10,632	7,431
	Foreclosed properties	1,217	851	1,223	926	1,391

	Nonperforming assets	14,548	12,089	11,466	11,558	8,822

	Allowance for loan losses	14,921	13,912	15,119	13,924	12,868

	Loans charged off	668	3,222	173	525	2,857
	Recoveries of loans charged off	289	101	133	111	58

	Net loan charge-offs (recoveries)	379	3,121	40	414	2,799

	Net charge-offs to average loans**	0.17%	1.44%	0.02%	0.20%	1.36%
	Nonperforming loans to total assets	1.13%	0.96%	0.89%	0.96%	0.67%
	Allowance coverage of nonperforming loans	111.93%	123.79%	147.60%	130.96%	173.17%
	Allowance for loan losses to gross loans	1.68%	1.59%	1.77%	1.67%	1.57%
	Allowance for loan losses to net loans	1.71%	1.61%	1.80%	1.70%	1.60%

	Subsidiary earnings summary:
Bank of Granite	Net interest income	$13,232	$13,316	$12,587	$12,266	$11,739
	Loan loss provision	1,376	1,903	1,223	1,458	1,590
	Noninterest income	2,059	2,086	2,092	1,967	2,058
	Noninterest expense	6,712	6,488	6,391	6,895	6,023
	Income taxes	2,407	2,410	2,377	1,968	2,122
	Net income	4,796	4,601	4,688	3,912	4,062

Granite Mortgage	Net interest income	$861	$891	$708	$785	$892
	Loan loss provision	12	12	12	12	12
	Noninterest income	1,125	1,090	909	981	1,148
	Noninterest expense	1,694	1,742	1,561	1,689	1,760
	Income taxes	112	91	18	24	109
	Net income	168	136	26	41	159

*	Prior period amounts restated for the 5-for-4 stock split distributed in September 2006.

**	Annualized based on number of days in the period.

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